UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2008 (June 4, 2008)
AirNet Systems, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
7250 Star Check Drive, Columbus, Ohio 43217
(Address of principal executive offices) (Zip Code)
(614) 409-4900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 8.01. Other Events.
     On June 4, 2008, AirNet Systems, Inc. (“AirNet”) issued a news release announcing that AirNet’s shareholders had voted to approve the proposal to adopt the Agreement and Plan of Merger, dated as of March 31, 2008 (the “Merger Agreement”), among AirNet, AirNet Holdings, Inc. and AirNet Acquisition, Inc. and to approve the merger contemplated thereby (the “Merger”), at the Special Meeting of Shareholders of AirNet held on June 4, 2008. Approximately 72.5% of the outstanding common shares of AirNet were voted in favor of the proposal (approximately 97.5% of the common shares voted at the Special Meeting).
     Under the terms of the Merger Agreement, each AirNet common share outstanding immediately prior to the effective time of the Merger (other than common shares held by AirNet or AirNet Holdings, Inc. or any of their respective subsidiaries or common shares with respect to which dissenters’ rights are perfected) will be automatically converted into the right to receive $2.81 in cash, without interest.
     The closing of the transactions contemplated by the Merger Agreement is not subject to any financing contingencies and is expected to occur in early June. Following completion of the Merger, AirNet’s common shares will cease trading on the American Stock Exchange.
     A copy of the news release issued by AirNet on June 4, 2008 is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) - (c) Not applicable.
     (d) Exhibits:

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on June 4, 2008
[Remainder of page intentionally left blank; signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: June 5, 2008	By:	/s/ Bruce D. Parker
Bruce D. Parker
Chairman of the Board, Chief Executive Officer and President

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated June 5, 2008
AirNet Systems, Inc.

Exhibit No.	Description

99.1	News Release issued by AirNet Systems, Inc. on June 4, 2008